Exhibit 99.1
Fabrinet Announces Fourth Quarter and Fiscal Year 2025 Financial Results
•Record Fourth Quarter Revenue Exceeds Guidance Range
•Record Fiscal Year 2025 Revenue Increases 19% Year-over-year
BANGKOK, Thailand – August 18, 2025 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its fourth quarter and fiscal year ended June 27, 2025.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “Our fourth quarter was exceptional, capping off a remarkable year with strong momentum. We achieved record quarterly revenue of $910 million, exceeding our guidance range. Through excellent execution, our non-GAAP EPS also reached a new all-time high. For all of fiscal year 2025, we achieved record revenue of $3.4 billion, an increase of 19% from the prior year. We’re encouraged by the growing demand across all areas of our business and remain optimistic that these favorable trends will carry into the first quarter and beyond.”
Fourth Quarter Fiscal Year 2025 Financial Highlights
GAAP Results
•Revenue for the fourth quarter of fiscal year 2025 was $909.7 million, compared to $753.3 million for the fourth quarter of fiscal year 2024.
•GAAP net income for the fourth quarter of fiscal year 2025 was $87.2 million, compared to $81.1 million for the fourth quarter of fiscal year 2024.
•GAAP net income per diluted share for the fourth quarter of fiscal year 2025 was $2.42, compared to $2.22 for the fourth quarter of fiscal year 2024.
Non-GAAP Results
•Non-GAAP net income for the fourth quarter of fiscal year 2025 was $95.6 million, compared to $88.0 million for the fourth quarter of fiscal year 2024.
•Non-GAAP net income per diluted share for the fourth quarter of fiscal year 2025 was $2.65, compared to $2.41 for the fourth quarter of fiscal year 2024.
Fiscal Year 2025 Financial Highlights
GAAP Results
•Revenue for fiscal year 2025 was $3.42 billion, compared to $2.88 billion for fiscal year 2024.
•GAAP net income for fiscal year 2025 was $332.5 million, compared to $296.2 million for fiscal year 2024.
•GAAP net income per diluted share for fiscal year 2025 was $9.17, compared to $8.10 for fiscal year 2024.
Non-GAAP Results
•Non-GAAP net income for fiscal year 2025 was $368.8 million, compared to $324.6 million for fiscal year 2024.
•Non-GAAP net income per diluted share for fiscal year 2025 was $10.17, compared to $8.88 for fiscal year 2024.

Business Outlook
Based on information available as of August 18, 2025, Fabrinet is issuing guidance for its first fiscal quarter ending September 26, 2025, as follows:
•Fabrinet expects first quarter revenue to be in the range of $910 million to $950 million.
•GAAP net income per diluted share is expected to be in the range of $2.48 to $2.63, based on approximately 36.1 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $2.75 to $2.90, based on approximately 36.1 million fully diluted shares outstanding.

Guidance for non-GAAP net income per diluted share excludes share-based compensation expenses and certain non-recurring items. A reconciliation of non-GAAP net income per diluted share to the corresponding GAAP measure is available at the end of this press release.
Conference Call Information

What:	Fabrinet Fourth Quarter Fiscal Year 2025 Financial Results Call
When:	August 18, 2025
Time:	5:00 p.m. ET
Live Call and Replay:	https://investor.fabrinet.com/events-and-presentations/events
A recorded version of this webcast will be available approximately two hours after the call and accessible at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.
About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, and Israel. For more information visit: www.fabrinet.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism that positive business trends will extend into the first quarter of fiscal 2026 and beyond; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the first quarter of fiscal year 2026. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in general economic conditions, either globally or in our markets, and the risk of recession or an economic downturn; disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials; less customer demand for our products and services than forecasted; less growth in the optical communications, automotive, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel and the U.S.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2025. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, we provide investors with certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, we use some of these non-GAAP financial measures to measure company performance for the purposes of determining employee incentive plan compensation.
Non-GAAP gross profit, non-GAAP operating profit, non-GAAP net income and non-GAAP net income per diluted share exclude: share-based compensation expenses; severance payment and others; restructuring and other related costs; legal and litigation costs; and amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations.
Non-GAAP free cash flow is net cash provided by (used in) operating activities, minus capital expenditures (purchase of property, plant and equipment). We use free cash flow to measure our ability to generate additional cash from our business operations.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	June 27, 2025	June 28, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$306,425	$409,973
Short-term investments	627,819	448,630
Trade accounts receivable, net of allowance for expected credit losses of $1,344 and $1,629, respectively	758,894	592,452
Inventories	581,015	463,206
Prepaid expenses	38,476	10,620
Other current assets	116,210	87,810
Total current assets	2,428,839	2,012,691
Non-current assets
Property, plant and equipment, net	380,640	307,240
Intangibles, net	2,156	2,321
Operating right-of-use assets	5,768	5,336
Deferred tax assets	13,406	10,446
Other non-current assets	623	485
Total non-current assets	402,593	325,828
Total Assets	$2,831,432	$2,338,519
Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	637,417	441,835
Fixed assets payable	40,781	14,380
Operating lease liabilities, current portion	1,792	1,355
Income tax payable	7,939	3,937
Accrued payroll, bonus and related expenses	24,566	22,116
Accrued expenses	30,630	19,916
Other payables	66,717	54,403
Total current liabilities	809,842	557,942
Non-current liabilities
Deferred tax liability	1,595	4,895
Operating lease liabilities, non-current portion	3,679	3,635
Severance liabilities	31,225	24,093
Other non-current liabilities	3,279	2,209
Total non-current liabilities	39,778	34,832
Total Liabilities	849,620	592,774
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 27, 2025 and June 28, 2024)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 39,602,152 shares and 39,457,462 shares issued as of June 27, 2025 and June 28, 2024, respectively; and 35,728,074 shares and 36,145,242 shares outstanding as of June 27, 2025 and June 28, 2024, respectively)	396	395
Additional paid-in capital	237,881	222,044
Less: Treasury shares (3,874,078 shares and 3,312,220 shares as of June 27, 2025 and June 28, 2024, respectively)	(360,056)	(234,323)
Accumulated other comprehensive income (loss)	10,294	(3,141)
Retained earnings	2,093,297	1,760,770
Total Shareholders’ Equity	1,981,812	1,745,745
Total Liabilities and Shareholders’ Equity	$2,831,432	$2,338,519

FABRINET
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended		Year Ended
(in thousands of U.S. dollars, except per share data)	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
	(unaudited)	(unaudited)	(unaudited)
Revenues	$909,692	$753,261	$3,419,327	$2,882,967
Cost of revenues	(798,401)	(660,812)	(3,005,978)	(2,526,849)
Gross profit	111,291	92,449	413,349	356,118
Selling, general and administrative expenses	(22,166)	(19,108)	(87,466)	(78,481)
Restructuring and other related costs	(69)	(32)	(1,436)	(32)
Operating income	89,056	73,309	324,447	277,605
Interest income	7,770	11,049	40,162	33,204
Interest expense	—	(17)	—	(124)
Foreign exchange gain (loss), net	(3,523)	407	(9,251)	382
Other income (expense), net	(67)	227	(178)	287
Income before income taxes	93,236	84,975	355,180	311,354
Income tax expense	(6,029)	(3,909)	(22,653)	(15,173)
Net income	87,207	81,066	332,527	296,181
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	246	(55)	9,893	2,100
Change in net unrealized gain (loss) on derivative instruments	1,407	1,499	2,314	2,561
Change in net retirement benefits plan – prior service cost	—	59	—	330
Change in foreign currency translation adjustment	92	14	1,228	(17)
Total other comprehensive income (loss), net of tax	1,745	1,517	13,435	4,974
Net comprehensive income	$88,952	$82,583	$345,962	$301,155
Earnings per share
Basic	$2.44	$2.24	$9.23	$8.17
Diluted	$2.42	$2.22	$9.17	$8.10
Weighted-average number of ordinary shares outstanding (in thousands of shares)
Basic	35,788	36,150	36,017	36,246
Diluted	36,084	36,533	36,267	36,564

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
(in thousands of U.S. dollars)	June 27, 2025	June 28, 2024
	(unaudited)
Cash flows from operating activities
Net income	$332,527	$296,181
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	53,433	49,017
(Gain) loss on disposal of property, plant and equipment and intangibles	(70)	62
Amortization of discount (premium) of short-term investments	(4,563)	(3,399)
(Reversal of) allowance for expected credit losses	(285)	664
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	4,963	(849)
Amortization of fair value at hedge inception of interest rate swaps	—	(220)
Share-based compensation	33,004	28,374
Customer warrant	4,109	—
Deferred income tax expense (benefit)	(5,726)	1,672
Other non-cash expenses	131	310
Changes in operating assets and liabilities
Trade accounts receivable	(165,657)	(61,279)
Inventories	(117,809)	56,370
Other current assets and non-current assets	(33,595)	(46,715)
Trade accounts payable	194,236	60,040
Income tax payable	4,029	(1,960)
Accrued expenses	13,036	1,398
Other payables	11,522	30,959
Severance liabilities	3,799	2,771
Other current liabilities and non-current liabilities	1,281	(250)
Net cash provided by operating activities	328,365	413,146
Cash flows from investing activities
Purchase of short-term investments	(444,149)	(435,905)
Proceeds from sales of short-term investments	—	40,000
Proceeds from maturities of short-term investments	279,417	271,877
Purchase of property, plant and equipment	(121,078)	(47,528)
Purchase of intangibles	(738)	(889)
Proceeds from disposal of property, plant and equipment	252	2,694
Net cash used in investing activities	(286,296)	(169,751)
Cash flows from financing activities
Repayment of long-term borrowings	—	(12,188)
Repurchase of ordinary shares	(125,733)	(39,490)
Withholding tax related to net share settlement of restricted share units	(21,275)	(13,175)
Net cash used in financing activities	(147,008)	(64,853)
Net increase (decrease) in cash and cash equivalents	$(104,939)	$178,542
Movement in cash and cash equivalents
Cash and cash equivalents at the beginning of period	$409,973	$231,368
Increase (decrease) in cash and cash equivalents	(104,939)	178,542
Effect of exchange rate on cash and cash equivalents	1,391	63
Cash and cash equivalents at the end of period	$306,425	$409,973

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Supplemental disclosures	Year Ended
(in thousands of U.S. dollars)	June 27, 2025	June 28, 2024
	(unaudited)
Cash paid for
Interest	$—	$312
Taxes	$24,302	$16,452
Cash received for interest	$33,718	$29,783
Non-cash investing and financing activities
Construction, software and equipment related payables	$40,781	$14,380

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended				Year Ended
(in thousands of U.S. dollars)	June 27, 2025		June 28, 2024		June 27, 2025		June 28, 2024
Revenues	$909,692		$753,261		$3,419,327		$2,882,967

Gross profit (GAAP)	$111,291	12.2%	$92,449	12.3%	$413,349	12.1%	$356,118	12.4%
Share-based compensation expenses	2,573		1,776		10,456		7,203
Gross profit (Non-GAAP)	$113,864	12.5%	$94,225	12.5%	$423,805	12.4%	$363,321	12.6%

Reconciliation of GAAP Operating Profit and GAAP Operating Margin to Non-GAAP Operating Profit and Non-GAAP Operating Margin

	Three Months Ended				Year Ended
(in thousands of U.S. dollars)	June 27, 2025		June 28, 2024		June 27, 2025		June 28, 2024
Revenues	$909,692		$753,261		$3,419,327		$2,882,967

Operating profit (GAAP)	$89,056	9.8%	$73,309	9.7%	$324,447	9.5%	$277,605	9.6%
Share-based compensation expenses	8,101		6,934		33,004		28,374
Restructuring and other related costs	69		32		1,436		32
Legal and litigation costs	250		—		1,077		—
Severance payment and others	—		—		748		—
Operating profit (Non-GAAP)	$97,476	10.7%	$80,275	10.7%	$360,712	10.5%	$306,011	10.6%

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS

	Three Months Ended				Year Ended
	June 27, 2025		June 28, 2024		June 27, 2025		June 28, 2024
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$87,207	$2.42	$81,066	$2.22	$332,527	$9.17	$296,181	$8.10
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	2,573	0.07	1,776	0.05	10,456	0.29	7,203	0.20
Total related to cost of revenues	2,573	0.07	1,776	0.05	10,456	0.29	7,203	0.20
Related to selling, general and administrative expenses:
Share-based compensation expenses	5,528	0.15	5,158	0.14	22,548	0.62	21,171	0.58
Legal and litigation costs	250	0.01	—	—	1,077	0.03	—	—
Severance payment and others	—	—	—	—	748	0.02	—	—
Total related to selling, general and administrative expenses	5,778	0.16	5,158	0.14	24,373	0.67	21,171	0.59
Related to other income and expense:
Restructuring and other related costs	69	0.00	32	0.00	1,436	0.04	32	0.00
Amortization of deferred debt issuance costs	—	—	8	0.00	—	—	32	0.00
Total related to other income and expense	69	0.00	40	0.00	1,436	0.04	64	0.00
Total related to net income & EPS	8,420	0.23	6,974	0.19	36,265	1.00	28,438	0.78
Non-GAAP measures	$95,627	$2.65	$88,040	$2.41	$368,792	$10.17	$324,619	$8.88
Shares used in computing diluted net income per share (in thousands of shares)
GAAP diluted shares		36,084		36,533		36,267		36,564
Non-GAAP diluted shares		36,084		36,533		36,267		36,564

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(in thousands of U.S. dollars)	Three Months Ended		Year Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net cash provided by operating activities	$55,093	$83,062	$328,365	$413,146
Less: Purchase of property, plant and equipment	(50,410)	(12,703)	(121,078)	(47,528)
Non-GAAP free cash flow	$4,683	$70,359	$207,287	$365,618

FABRINET
GUIDANCE FOR QUARTER ENDING SEPTEMBER 26, 2025
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share	$2.48 to $2.63
Related to cost of revenues:
Share-based compensation expenses	0.10
Total related to cost of revenues	0.10
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.17
Total related to selling, general and administrative expenses	0.17
Total related to net income & EPS	0.27
Non-GAAP net income per diluted share	$2.75 to $2.90